Exhibit 10.2

                             SUBSERVICING AGREEMENT



        This Subservicing Agreement (the "Agreement") is entered into and effective as of the 1st day of February, 2002, by and between Nelnet Loan Services, Inc., a Nebraska corporation, Aurora, Colorado, herein referred to as "Nelnet" and EFS Services, Inc., an Indiana corporation, herein referred to as "EFS."

        WHEREAS, EFS is in the loan servicing business in the State of Indiana, and in the ordinary course of such business has processed and serviced loans to student/parent borrowers (the "Education Loans") which are made and guaranteed in accordance with the provisions of the Higher Education Act of 1965, as amended (the "Education Act") (references hereinafter to the "Education Act" include rules and regulations promulgated thereunder as in effect from time to time); and

        WHEREAS, Nelnet has developed and/or has available to it the systems and services to enable it to process and service Education Loans in accordance with the Education Act; and those Guarantee Agencies as mutually agreed to by the parties ("Guarantor(s)") shall be the Guarantor(s) for all Education Loans which Nelnet presents for servicing hereunder; and

        WHEREAS, Nelnet has developed and/or has available to it the systems and services to enable it to process and service Education Loans in accordance with the Rules and Regulations (the "Regulations") promulgated by Guarantor (references hereinafter to the "Regulations" include Rules and Regulations promulgated thereunder as in effect from time to time); and

        WHEREAS, EFS has entered into a Loan Servicing Agreement (the "EFS Servicing Agreement") with EMT Corp. ("EMT") dated May 15, 1998, under which EFS acts as primary servicer for EMT and EMT in the ordinary course of its business makes or acquires Education Loans; and

        WHEREAS, EFS desires to retain Nelnet to process and subservice Education Loans beneficially owned by EMT.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

        1. TERM.

        1.1 The term of this Agreement shall be from the date first set forth above until the earlier of (i) termination of the Trust Agreement between EMT and Zions First National Bank as successor trustee (the "Trustee"), dated as of May 15, 1998, as supplemented (the "Trust Agreement"), (ii) termination of the EFS Servicing Agreement, (iii) early termination after material default by Nelnet as provided in Section 15 of this Agreement, and (iv) the Education Loans serviced under this Agreement are paid in full.

        1.2 Upon the termination of this Agreement, Nelnet shall turn over to EFS all Education Loan files complete with all information contained therein and all current computer information on the Education Loans under service pursuant to this Agreement in such form or fashion as EFS shall reasonably specify. EFS and Nelnet specifically agree that the format used to transfer EFS's data contains confidential and proprietary trade secret information which is the exclusive property of Nelnet. Nelnet makes no claim to the specific data contained in any printout given to EFS and recognizes that said data is the exclusive property of EFS. EFS and Nelnet agree, however, that all aspects of the underlying computer program, algorithms, methods of processing, specific design and layout, report format, and the unique processing techniques and interactions of the various aspects of Nelnet's computer program are trade secrets of, proprietary to, and owned exclusively by Nelnet. At such deconversion, a minimum fee of $12.00 per account plus any other reasonable expenses incurred in connection with the transfer of such files and other information shall be paid by EFS. The confidentiality provisions of this paragraph shall survive any termination or expiration of this Agreement.

        2. DELIVERY OF COMPLETED EDUCATION LOANS FOR SERVICING AND COLLECTION. Subject to Nelnet's scheduling requirements, EMT may from time to time deliver or cause to be delivered to Nelnet Education Loans with respect to which loan processing has been completed and loan proceeds have been disbursed to the student/parent borrowers prior to the date of delivery ("Completed Education
Loans") to be serviced pursuant to the terms of this Agreement. EMT shall transmit to Nelnet all such loan documentation as required by Nelnet to enable it to service the Completed Education Loans as provided herein.

        3. SERVICING OF COMPLETED EDUCATION LOANS. Upon acceptance of any Completed Education Loan into Nelnet's computer system and after the sale date (if applicable) of the Completed Education Loan to EMT, Nelnet shall service such Education Loan in accordance with the Education Act, the Regulations and the provisions of this Agreement, including the following:

        (a) Nelnet shall take all steps necessary to maintain the insurance and guarantees on Education Loans in full force at all times.

        (b) Nelnet shall prepare and mail directly to the student/parent borrower all required statements, notices, disclosures and demands.

        (c) Nelnet shall retain records of contacts, follow-ups, collection efforts and correspondence regarding each Education Loan.

        (d) Nelnet shall provide accounting for all transactions related to individual Education Loans, including, but not limited to, accounting for all payments of principal and interest upon such Education Loans.

        (e)     Nelnet shall process all deferments and forbearances.

        (f) Nelnet shall process all address changes and update address changes accordingly.

        (g) Nelnet shall retain all documents received by Nelnet pertaining to each Education Loan.

        (h) When necessary and allowable by the Education Act, Nelnet shall take all steps necessary to file a claim for loss with Guarantor, and shall be responsible for all communication and contact with that agency necessary or appropriate to accomplish the same.

        (i) Nelnet shall provide EMT a Manifest of Education Loans on all new accounts, accounts paid in full or converted to repayment, and provide any other information required by Guarantor.

        (j) Nelnet shall provide such other services as Nelnet customarily provides and deems appropriate.

        4. ADDITIONAL SERVICING ACTIVITIES. At the request of EMT or EFS, Nelnet agrees to perform additional servicing activities not required under the terms of this Agreement for those Education Loans transferred to Nelnet as Completed Education Loans which have not been previously serviced in accordance with the Education Act and Regulations, and which require additional servicing activity to attempt to maintain or reinstate the loans' principal and interest guarantee from the Guarantor ("Cure Procedures"). Nelnet, utilizing Cure Procedures approved by the Guarantor, will use its best efforts to cure all prior servicing defects. Nelnet makes no representation or warranty that the guarantee on each Education Loan will be reinstated regardless of Nelnet following the Cure Procedures as approved by the Guarantor. EFS agrees to pay Nelnet those fees for Cure Services described in Schedule A hereto under the topic entitled "Additional Servicing Activity."

        5. PORTFOLIOS SUBJECT TO REJECTION BY NELNET. EFS acknowledges that certain loan portfolio types pose a risk of financial hardship for Nelnet to service under this Agreement. Nelnet may in its discretion, prior to placing such loans in the Nelnet system, reject certain loans or loan portfolios ("Rejected Loans"). Nelnet shall provide EFS with reasonable advance notice as to any Rejected Loans which Nelnet declines to place on its system. Nelnet shall have no right to reject or decline loans after the loans are transferred to the Nelnet system.

        6. REPORTS TO EMT. On or before the 15th day of each month, unless some other time is provided herein, Nelnet shall prepare and deliver to EMT, or to such other person as EMT may designate, the following reports with respect to activity during the preceding month:

        (a) As of the last day of each month, an unaudited statement, in reasonable detail, of all transactions during that month on Completed Education Loans serviced by Nelnet for EMT;

        (b)     Processing Status Report (daily);

        (c)     Check Register (daily);

        (d)     Posting Ledger (daily/monthly);

        (e)     Statistical Report (monthly);

        (f)     Loan Ledger/Alpha Report (monthly);

        (g)     Guarantor Manifest (monthly);

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

        (h)     Delinquency Report (daily/monthly);

        (i)     Claims Activity Report (monthly).

        EMT shall receive at no cost one copy of each of the foregoing reports. Nelnet will provide extra copies at the request of EMT. EFS shall reimburse Nelnet its cost in producing such extra copies.

        7. INTEREST COMPUTATION. Nelnet shall provide on a quarterly basis statistical data for the computation of interest and special allowance billable to the U.S. Department of Education for EMT's Education Loans. Data will be computed commencing with the date Education Loans appear on the records of Nelnet.

        8. SERVICE FEE TO NELNET. EFS shall pay to Nelnet, on or before the 15th day of each month, or within fifteen (15) days of billing statement, for and in consideration of the services performed by Nelnet hereunder for the preceding month, the fee provided for in Schedule A to this Agreement ("Servicing Fee"). The Servicing Fee shall be subject to change every twelve (12) months. Such change shall not result in an increase that will exceed three percent (3%) for any twelve (12) month period. In the event Servicing Fees are not paid within thirty (30) days of the billing statement, EFS agrees Nelnet will have the following rights to (a) withhold transfer of borrower payments to the extent of Servicing Fees owed; (b) withhold reports otherwise due; (c) impose a late charge of one and one-half percent (l1/2%) per month against the entire outstanding balance of the account including any prior late charge; and (d) terminate services with notice if nonpayment persists for sixty (60) days from billing or more.

               The parties agree that should Nelnet be required to make material changes to its current servicing practices or servicing system due to changes to the Education Act, Regulations, and/or business environment, or to other costs beyond Nelnet's control, including but not limited to postal fees, Nelnet may renegotiate the Servicing Fees with EFS to reasonably reflect those increased costs at any time during the term of this Agreement.

        9. LOAN PAYMENTS. Student/parent borrowers will make all loan payments to a third party lockbox established by Nelnet. All cash receipts will be remitted once a week to EMT or as Nelnet may otherwise reasonably request.

        10. DISCLOSURE OF INFORMATION. All data, information, records, correspondence, reports or other documentation received by Nelnet pursuant to this Agreement from EFS, EMT or the school which the student attended or from the student/parent borrower, or prepared and maintained by Nelnet in the course of its activities under this Agreement shall be released or divulged only to EFS and EMT with respect to information or documents relating to a particular student/parent borrower, to that student/parent borrower, or to such other parties as Nelnet may be directed in writing by EFS or such student/parent borrower. Nothing in this Section 10 shall affect Nelnet's or EFS's obligation to observe applicable law prohibiting disclosure of information regarding borrowers or the right of Nelnet or EFS not to disclose any information relating to the strategic plans or opportunities of its student lending or loan servicing business.

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

        11. INTELLECTUAL PROPERTY PROTECTION. Notwithstanding anything in this Agreement to the contrary, it is the express intention of the parties to this Agreement that all right, title and interest of whatever nature in Nelnet's user manuals, training materials, all computer programs, routines, structures, layout, report formats, together with all subsequent versions, enhancements and supplements to said programs, all copyright rights (including both source and object code) and all oral or written information relating to Nelnet's programs conveyed in confidence by Nelnet to EFS pursuant to this Agreement which is not generally known to the public and which give Nelnet an advantage over its competitors who do not know or use such information (hereinafter collectively referred to as "Trade Secrets"), and all other forms of intellectual property of whatever nature is and shall remain the sole and exclusive property of Nelnet.

        12. INQUIRIES. Nelnet shall answer all inquiries received by it pertaining to Education Loans, school status or refunds, and EFS shall cooperate to the extent necessary to gather the information needed to answer such inquiries. Such inquiries may be referred to the school which the student borrower attended or is attending, if necessary. Nelnet shall have no responsibility for any disputes between student/parent borrowers and schools regarding tuition, registration, attendance, or quality of education/training.

        13. AGENT AUTHORIZATION. EFS hereby authorizes Nelnet to act on behalf of and as EMT's agent in the application processing and servicing of EMT
Education Loans. Such authorization will include but not be limited to all correspondence and liaison necessary with Guarantor regarding EMT Education Loans, assignment of claims to Guarantor and any/or all other communications, correspondence, signatures or other acts appropriate to service EMT's Education Loans in accordance with the Education Act and/or Regulations.

        14. LIABILITY OF NELNET. Nelnet assumes no responsibility or liability for failure of EFS or EMT to exercise reasonable care or due diligence and the results thereof, in making or servicing an Education Loan prior to (a) Nelnet processing the application of the Education Loan, or (b) placing of the Education Loan on Nelnet's system and prior to the date EMT holds ownership of the Education Loan. Nelnet also assumes no liability for the failure of any student/parent borrower to repay his or her loan, nor the failure of the United States government to pay any principal, interest, subsidy or special allowance, nor for the failure of Guarantor to make payment of any principal and/or interest on any of EMT's Education Loans. Nelnet shall not be responsible for consequences of unreasonable acts of any Guarantor. In the event Nelnet shall take any action or fail to take any action which causes any Education Loan in EMT's portfolio to be denied the benefit of any applicable guarantee, Nelnet shall have a reasonable time to cause the benefits of the guarantee to be reinstated. If the guarantee is not reinstated within twelve (12) months of denial by Guarantor, Nelnet shall pay EMT or Trustee an amount equal to the outstanding balance plus all accrued interest and other fees due on the Education Loan to the date of purchase and thereupon Nelnet shall be subrogated to all rights of EMT respecting the applicable Education Loan and title to such Education Loan will thereby be transferred to Nelnet or its eligible lender trustee. In such event, EMT shall perform such further acts as shall be necessary or appropriate to subrogate the Education Loan to Nelnet. For any subrogated Education Loan for which the guarantee is fully reinstated by Guarantor, EFS shall cause EMT to pay Nelnet an amount equal to the then outstanding principal balance, plus all accrued interest due thereon, whereupon the subrogation rights of Nelnet shall terminate. In such event, Nelnet agrees to perform such further acts as shall be necessary or appropriate to reconvey the Education Loan to EMT.

        15. TERMINATION OPTION. If at any time during the term of this Agreement either party refuses or fails to perform in a material fashion any portion of this Agreement, and fails or refuses to correct said action or lack of action within thirty (30) days after receipt of written notice, the other party may, upon thirty (30) days written notice, terminate this Agreement.

        16. INDEMNIFICATION. EFS shall indemnify and hold Nelnet harmless from and against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) asserted against or incurred by Nelnet as a result of Nelnet complying with any instruction or directive by EFS and Nelnet shall in like manner indemnify EFS for any miscompliance with any such instruction or directive by Nelnet. EFS shall further indemnify and hold Nelnet harmless from and against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) asserted against or incurred by Nelnet as a result of actions not the fault of or not caused by a negligent act of Nelnet, its agents or employees, including all claims, liabilities, losses, damages and costs caused by or the fault of EFS, a prior holder, owner or lender, a prior servicer or any other party connected in any manner to the loan or loans resulting in the claim, liability, loss, damage or cost.

        17. STATUTE OF LIMITATIONS. Any action for the breach of any provisions of this Agreement shall be commenced within two years after the cause of action has occurred. A cause of action occurs when the breach occurs, regardless of the aggrieved party's lack of knowledge of the breach.

        18. NOTICES. All notices or communications by one of the parties hereto to the other shall respectfully be addressed as follows: EFS Services, Inc., 8425 Woodfield Crossing Boulevard, Suite 401, Indianapolis, Indiana 46240-2495, and Nelnet Loan Services, Inc., 3015 South Parker Road, Suite 400, Aurora, Colorado 80014, or to such other address as may be indicated from time to time by one of the parties to the other party. Except as otherwise expressly provided, any notice shall have been deemed to have been given upon mailing thereof when mailed by registered or certified mail, and upon receipt in every other case.

        19. GOVERNING LAW. This Agreement is executed and delivered within the State of Colorado, and the parties hereto agree that is shall be construed, interpreted and applied in accordance with the laws of that State, and that the courts and authorities within the State of Colorado shall have sole jurisdiction and venue over all controversies which may arise with respect to the execution, interpretation and compliance with this Agreement.

        20. CHANGES IN WRITING. This Agreement, including this provision hereof, shall not be modified or changed in any manner except only by a writing signed by all parties hereto.

        21. SEVERABILITY. In the event a court of competent jurisdiction finds any of the provisions of this Agreement to be so overly broad as to be unenforceable or invalid for any other reason, it is the parties' intent that such invalid provisions be reduced in scope or eliminated by the court, but only to the extent deemed necessary by the court to render the provisions of this Agreement reasonable and enforceable.

        22. PERSONS BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns.

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

        23. ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

        24. MUTUAL RELEASE. Each of the parties to this Agreement releases the other party from any and all claims, or causes of the other arising from any event or transaction occurring prior to the execution of this Agreement. This release is an independent covenant between the parties, and will survive any termination of this Agreement.

        25. TITLES. The titles used in this Agreement are intended for convenience and reference only. They are not intended and shall not be construed to be a substantive part of this Agreement or in any other way to affect the validity, construction or effect of any of the provisions of this Agreement.

        26. WAIVER. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

        27. CONFIDENTIALITY.

        27.1 EFS (subject to the provisions of Section 10 hereof) agrees not to disclose any provisions or portions of this Agreement, "Trade Secrets" (as defined below) or financial information (collectively, "Confidential Information") concerning or belonging to Nelnet to any third party or use the same in competition with Nelnet. For purposes of this Agreement, Confidential Information does not include "Nonpublic Personal Information" as defined in GLB. "Trade Secret" shall mean the whole or any portion or phase of any technical information, design, process, procedure, formula, improvement, algorithm, method, technique, confidential business or financial information, or other information relating to any business of Nelnet that is not generally known by the public. EFS and Nelnet specifically agree that the format used to transfer EFS's data contains confidential and proprietary trade secret information that is the exclusive property of Nelnet. Nelnet makes no claim to the specific data contained in any printout given to Nelnet and recognizes that said data is the exclusive property of EFS. EFS and Nelnet agree, however, that all aspects of the underlying computer program, algorithms, methods of processing, specific design and layout, report format, and the unique processing techniques and interactions of the various aspects of Nelnet's computer program are trade secrets of, proprietary to, and owned exclusively by Nelnet.

        27.2 In accordance with applicable law, EFS agrees that in the event Nelnet grants access to any Confidential Information, to forever thereafter keep the same confidential. EFS also agrees to keep Confidential Information and material (both written and verbal) relating to Nelnet, any vendor or other party transacting business with Nelnet. EFS, including its respective agents and employees, further agrees not to release, share, use, or disclose the same without the prior written permission of Nelnet except to only those of EFS's employees, agents, or advisors having a need to know the same for purposes related to this Agreement.

        27.3 EFS, its agents, employees, and advisors, recognize the disclosure of Confidential Information by EFS, or EFS's agents or advisors may give rise to irreparable injury to Nelnet inadequately compensable in damages and that accordingly, Nelnet may seek and obtain injunctive relief or damages against the disclosure or threatened disclosure, in addition to any other legal remedies, including attorney's fees, which may be available. The parties agree, however, that the duty to protect Confidential Information shall not include data, information, or materials which EFS can demonstrate is publicly available by other than unauthorized disclosures by other parties. All confidentiality requirements shall survive the termination or cancellation of this Agreement.

        28. FORCE MAJEURE. The foregoing provisions of this Agreement are subject to the following limitation: If by reason of a force majeure Nelnet is unable in whole or in part to carry out any agreement on its part herein contained, Nelnet shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God, strikes, lockouts, or other industrial disturbances; acts of public enemies; order or restraint of any kind of the government of the United States of America or of the State of Colorado or City of Aurora or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, equipment, transmission pipes or canals; or any other cause or event not reasonably within the control of Nelnet.

        29. ENTIRE AGREEMENT. This is the entire and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements oral and written, between the parties relating to this Agreement.

        30. NELNET AS SUBSERVICER. Nelnet acknowledges EFS as the primary servicer to EMT pursuant to the EFS Servicing Agreement. Nelnet agrees to act as subservicer of the Education Loans to be serviced under the EFS Servicing Agreement. Furthermore, in the event EFS for any reason ceases to act as primary servicer of the loans, Nelnet agrees to service the Education Loans of EMT as the servicer under the terms of the EFS Servicing Agreement and agrees to accept assignment of the EFS Servicing Agreement upon assignment thereof by EFS. This
Section 30 shall survive termination of the Agreement.

        31. TRUSTEE AS THIRD PARTY BENEFICIARY. This Agreement has been made and entered into not only for the benefit of EFS and Nelnet but also for the benefit of the Trustee in connection with the financing of Education Loans, and upon assignment by EFS to the Trustee, its provisions may be enforced not only by the parties to this Agreement but by the Trustee. The foregoing creates a permissive right on behalf of the Trustee, and the Trustee shall not be under any duties or obligations hereunder.

               This Agreement shall inure to the benefit of the Trustee and its successors and assigns. Without limiting the generality of the foregoing, all representations, covenants and agreements in this Agreement which expressly confer rights upon the Trustee shall be for the benefit of and run directly to, the Trustee, and the Trustee shall be entitled to rely on and enforce such representations, covenants and agreements to the same extent as if it were a party hereto. The foregoing creates a permissive right on behalf of the Trustee, and the Trustee shall not be under any duties or obligations hereunder.

               If there is an Event of Default under the Trust Agreement and the Trustee forecloses on its security interest on the Education Loans, then the Trustee shall assume all duties and obligations of Nelnet hereunder.

                  [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]



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


        IN WITNESS WHEREOF, the parties hereto have executed this Subservicing Agreement as of the date first written above.

                                       NELNET LOAN SERVICES, INC.


                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       EFS SERVICES, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                  SCHEDULE "A"

                            FFELP LOAN SERVICING FEES

All fees shall be as set forth in the Servicing Agreement between EFS and EMT Corp., which is incorporated herein by this reference.



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